                                                                      EXHIBIT 11

                           CLARK/BARDES HOLDINGS, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)



                                        THREE MONTH ENDED               NINE MONTHS ENDED
                                           SEPTEMBER 30                    SEPTEMBER 30
                                     -------------------------      ---------------------------
                                         1998          1997            1998            1997
                                     -----------   -----------      -----------     -----------

Numerator:
  Net income (loss) ............      $ 2,382,313   $   888,713     $(2,628,317)     $  351,541
Effect of dilutive
  securities:
  Interest on convertible
     debt (net of tax) .........           39,945        24,414               *          24,414
                                      -----------   -----------     -----------      ----------
Numerator for diluted
  earnings per share ...........      $ 2,422,258   $   913,127     $(2,628,317)     $  375,955
Denominator:
  Denominator for basic
     earnings per share --
     weighted-average
     shares ....................        5,407,503     4,347,718       3,958,602       4,478,052
  Effect of dilutive
     securities:
     Stock options .............          221,052          --                 *            9837
     Convertible debt ..........          528,371       265,291               *          89,402
                                      -----------   -----------     -----------      ----------
  Denominator for diluted
     earnings per share --
     adjusted
     weighted-average shares
     and assumed
     conversions ...............        6,156,926     4,613,009        3,958,602      4,577,291
                                      ===========   ===========      ===========     ==========

     Basic earnings (loss)
       per share ...............      $      0.44   $      0.20      $     (0.66)    $     0.08
                                      ===========   ===========      ===========     ==========
     Diluted earnings (loss)
       per share ...............      $      0.39   $      0.20      $     (0.66)    $     0.08
                                      ===========   ===========      ===========     ==========

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*    The effects of options and convertible debt have not been included as such effects would be antidilutive.